PICTET INTERNATIONAL MANAGEMENT LIMITED

                                 CODE OF ETHICS

                             US INVESTMENT COMPANIES

1.       INTRODUCTION

         A.       GENERAL PRINCIPLES
                  ------------------

                  This Code of Ethics (the "Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Pictet International Management Limited ("PIM") and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of PIM's clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         B.       LEGAL REQUIREMENT
                  -----------------

                  Rule 17j-1(a) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any Covered Person, in connection with the purchase or sale by such person of a security "held or to be acquired" by a Fund:

                           1. To employ any device, scheme or artifice to defraud PIM's clients;

                           2.       To make to PIM's clients any untrue
                                    statement of a material fact or omit to
                                    state to PIM's clients a material fact
                                    necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

                           3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon PIM's clients; or

                           4. To engage in any manipulative practice with respect to PIM's clients.

                  A security is "held or to be acquired" is within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being held or has been considered by PIM's clients or the investment adviser for purchase by a Fund. A purchase or sale includes the purchase or sale of an option to purchase or sell.

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         C.       PPLICABILITY
                  ------------

                  For purposes of this Code, "Covered Person" shall mean:

                           1. Any officer or employee of PIM who, in connection

                                    with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by a Fund or whose functions relate to the making of any recommendation to a Fund regarding the purchase or sale of securities (an "Advisory Person"), including the person or persons with the direct responsibility and authority to make investment decisions affecting a Fund (the "Portfolio Manager"); and

                           2. Executive directors of Pictet International Management Limited; and

                           3. Any natural person in a control relationship to PIM's

                                    clients who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security; and

                  For purpose of this Code, a person who normally assists in the preparation of public reports or who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Covered Person..

II.      RESTRICTIONS ON ACTIVITIES
         --------------------------

         A.       PROHIBITED PURCHASES AND SALES
                  ------------------------------

                  No Covered Person shall purchase or sell, directly or indirectly, any security (or related security) in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) and which he or she knows or should have known at the time of such purchase or sale:

                           1. is being considered for purchase or sale by a Fund: or

                           2.       is being purchased or sold by a Fund.

         B.       BLACKOUT PERIODS
                  ----------------

                           1. No covered Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) on a day during which any Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.


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                           2.       No portfolio Manager shall purchase or sell,
                                    directly  or  indirectly,  any  security  in
                                    which he or she has,  or by  reason  of such
                                    transaction acquires, any direct or indirect
                                    beneficial    ownership   (as   defined   in
                                    Attachment A to this Code) within seven (7) calendar days before or after any Fund trades in that security.

         C.       INTERESTED TRANSACTIONS
                  -----------------------

                  No covered Person shall recommend any securities transactions by a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                           1. any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of any securities of such issuer;

                           2. any contemplated transaction by such person in such securities;

                           3.       any position with such issuer or its
                                    affiliates; and

                           4.       any present or proposed business
                                    relationship between such issuer or its
                                    affiliates and such person or any party in which such person has a significant interest.

         D.       INITIAL PUBLIC OFFERINGS
                  ------------------------

                  No Advisory Person shall acquire any securities in an initial public offering for his or her personal account without the prior approval of the Designated Supervisory Person (as hereinafter defined).

         E.       PRIVATE PLACEMENTS
                  ------------------

                  No Advisory person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of a Fund) and has concluded after consultation with other investment advisory personnel of PIM's clients that the Funds have no foreseeable interest in purchasing such securities.


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         Investment personnel who have been authorized to acquire securities in a private placement must disclose that investment when they play a part in PIM's clients' subsequent consideration of an investment in the issuer. In such circumstances, PIM's clients' decision to purchase securities of the issuer will be independently reviewed by investment personnel with no personal interest in the issuer.

         F.       SHORT-TERM TRADING PROFITS
                  --------------------------

                  No Advisory person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within three business days. Any profit so realised shall, unless PIM's clients approve otherwise, be paid over to the clients or to a charitable organisation of the Advisory Person's choosing.

         G.       SERVICE AS A DIRECTOR
                  ---------------------

                  No Advisory Persons shall serve on the board of directors of any publicly traded company without prior authorisation from the Designated Supervisory Person based upon a determination that such board service would be consistent with the interest of PIM's clients.

III.     EXEMPT TRANSACTIONS
         -------------------

         A. For purposes of this Code, the term "security" shall not include the following:

                           1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentality's;

                           2. bankers' acceptances; 3. bank certificates of deposit; 4. commercial paper; and

                           5. shares of registered open-end investment companies

         B. The prohibitions described in paragraph (B) and (F) of Article II shall not apply to:

                  1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control. For purposes of the foregoing, an Access Person shall be considered not to have any influence or control over any account owned and/or managed by Pictet & Cie, provided that personnel at Pictet & Cie making investment decisions for such accounts either: (i) never have information about securities being purchased or sold, or considered for purchase or sale, by a Fund or (ii) recuse themselves from investment decisions on behalf of Pictet & Cie during any periods when they have any such information; provided, further, that an authorized officer of Pictet & Cie certify annually as to the truth and accuracy of the foregoing;
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                  2.       Purchases or sales that are non-volitional on the
                           part of the Covered Person;

                  3. Purchases that are not part of an automatic dividend reinvestment plan;

                  4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

                  5. Subject to the advance approval of the Designated Supervisory Person (as defined below), purchases or sales which are only remotely potentially harmful to a Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by a Fund.

IV.      COMPLIANCE PROCEDURES
         ---------------------

         A.       PRE CLEARANCE
                  -------------

                  A Covered Person may directly or indirectly, acquire or dispose of beneficial ownership of a security only if (1) such purchase or sale has been approved by a supervisory person designated by PIM (the "Designated Supervisory Person"), (2) the approved transaction is completed by the close of business on the next business day after approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

         B.       REPORTING
                  ---------

                  Every Covered Person must report certain information about each transaction (OTHER THAN THOSE EXEMPT UNDER ARTICLE III, PARAGRAPH B.1) by which the Covered Person acquires any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of a security, PROVIDED, HOWEVER, that a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control or which would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended; and

                  A Covered Person must submit the report required by this
                  Article IV to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information.

                           1. The date of the transaction, the title and the number of shares, and the principal amount of each security involved:

                           2.       The nature of the transaction (i.e.
                                    purchase, sale or other acquisition or
                                    disposition):

                           3.       The price at which the transaction was
                                    effected: and

                           4. The name of the broker, dealer or bank with or through whom the transaction was effected.

                  Any report submitted to comply with the requirements of this
                  Article IV may contain a statement that the report shall not be constructed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership (as defined in Attachment A to this Code) in the securities to which the report relates.

                  A Covered Person will be deemed to have complied with the requirements of this Article IV by causing duplicate monthly brokerage statements on which all transactions required to be reported thereunder are described to be sent to the Designated Supervisory Person.

         C.       DISCLOSURE OF PERSONAL HOLDINGS
                  -------------------------------

                  Each Advisory Person shall supply the Designated Supervisory Person with initial holdings reports and annual holdings reports.

         D.       CERTIFICATION OF COMPLIANCE
                  ---------------------------

                  Each Covered Person is required to certify annually that he or she has read and understood the Code and recognises that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         E.       REVIEW BY THE BOARD OF TRUSTEES OF INVESTMENT COMPANIES
                  -------------------------------------------------------

                  At least annually, the Designated Supervisory Person shall report to the Board of Trustees:

                           1. All existing procedures concerning Covered Persons' personal trading activities and any procedural changes made during the past year;

                           2. Any recommended changes to the Code or procedures; and

                           3. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken and which had not previously been reported to the Board of Trustees.

V.       SANCTIONS
         ---------

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Supervisory Person or its management personnel may impose on that person appropriate remedial action, including, in addition to actions specifically delineated in other sections of this Code, censure, suspension or termination of employment.

         All violations of this Code will be reported to the Board of Directors of Pictet International Management Limited.

VI.      CONFIDENTIALITY
         ---------------

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organisation, and may otherwise be disclosed to the extent required by law or regulation.

VII.     OTHER LAWS, RULES, AND STATEMENTS OF POLICY
         -------------------------------------------

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or any other statement of policy or procedures governing the conduct of such person adopted by PIM.

VIII.    FURTHER INFORMATION
         -------------------

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions he or she should consult the Designated Supervisory Person.

Dated: September 2000.
Amended: September 19, 2002.

                                  ATTACHMENT A

"BENEFICIAL OWNERSHIP", for purposes of this Code, shall be determined in accordance with the definition of "beneficial owner " set forth in Rule 16a-(a)(") under the Securities Exchange Act of 1934, as amended, i.e. a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership". Although the following list is not intended to be exhaustive, pursuant to the rule, a person is generally regarded as the beneficial owner of the following securities.

(i)      securities held in the person's own name;

(ii) securities held with another in joint tenancy, community property or other joint ownership;

(iii) securities held by a bank or broker as nominee or custodian on such person's behalf of securities pledged as collateral for a loan;

(iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

(vi) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sales decisions;

(vii) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(viii) securities held by a general partnership or limited partnership in which the person is a general partner;

(ix) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company)

(x) securities in a portfolio paying Pictet & Cie performance-related fees other than non-equity performance fees calculated solely on the basis of net capital gains and/or appreciation or the fiduciary's overall performance for a period of one year or more; and

(xi) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest, excluding securities in any managed account paying only non-performance-related management or advisory fees in which the person does not otherwise have a beneficial interest.